                                                                    Exhibit 10.1



                    Dicks Clothing and Sporting Goods, Inc.

                      Associate Savings & Retirement Plan

                            Summary Plan Description
                            ------------------------







                                October 1, 1994

                    Dicks Clothing and Sporting Goods, Inc.
                      Associate Savings & Retirement Plan
                            Summary Plan Description
                            ------------------------


                               Table of Contents
                               -----------------


                                                                            Page
                                                                            ----

     Introduction                                                             1

1.   Who Can Participate                                                      1

2.   Elective Contribution Forms                                              2

3.   Contributions                                                            2

     A.  Your Contributions                                                   2
     B.  Matching Contributions                                               2
     C.  Qualified Matching Contributions                                     3
     D.  Qualified Non-Elective Contributions                                 3
     E.  Rollover Contributions                                               4

4.   Making Changes                                                           4

5.   Limitations on Contributions                                             4

6.   Trust Fund                                                               5

7.   Investments                                                              6

8.   Vesting                                                                  6

9.   Break In Service Rules                                                   7

10.  Receiving Money While Employed                                           7

     A.  Hardship Withdrawals                                                 7
     B.  Withdrawals at Age 65                                                8
     C.  Distributions at Age 70-1/2                                          9
     D.  Plan Loans                                                           9

11.  Plan Distributions                                                      10

                    Dicks Clothing and Sporting Goods, Inc.
                      Associate Savings & Retirement Plan
                            Summary Plan Description
                            ------------------------


                               Table of Contents
                               -----------------


                                                                            Page
                                                                            ----

12.  Distribution Upon Death                                                 10

     A.  Designation of Beneficiary                                          11
     B.  Death Prior to Commencement of Benefit Payment                      11
     C.  Death After Commencement of Benefit Payment                         12

13.  Taxes of Distribution                                                   12

14.  Benefits Not Assignable                                                 13

15.  Claims Procedure                                                        13

     A.  If A Claim Is Denied                                                13
     B.  Review Procedure                                                    14

16.  Account Statement                                                       14

17.  Plan Administration                                                     14

18.  Pension Benefit Guaranty Corporation                                    14

19.  Top Heavy Rules                                                         15

20.  Amendment and Termination                                               15

21.  Your Rights Under ERISA                                                 15

22.  General Information                                                     17

                                  INTRODUCTION


         This is the Summary Plan Description for the Dicks Clothing and Sporting Goods, Inc. Associate Savings & Retirement Plan (the "Plan") as it was amended and restated as of October 1, 1994. The Plan is a tax-qualified defined contribution plan with a cash or deferred arrangement.

         The Plan may be amended from time to time to keep it in compliance with federal laws affecting pension plans and to keep the Plan current with developments related to the Dicks Clothing and Sporting Goods, Inc. (the "Company") and its benefit programs. Your rights and benefits as a participant are generally governed by the terms of the Plan as in effect when you last worked for the Company.

         The Summary Plan Description is intended to serve as an easy-to-read explanation of the Plan as in effect as of the date indicated on the cover page of this Summary. It summarizes, in a very condensed form, the Plan's important provisions as they apply to participants who are employees of the Company on or after that date. CAUTION: Although the Company has made a sincere effort to make this Summary as complete and accurate as possible, this Summary is not a substitute for the Plan document itself. The detailed provisions of the Plan document, not this Summary, govern the actual rights and benefits to which you may be or become entitled. The Plan document is available for your inspection during regular business hours at the Company's offices.

         Nothing in the Plan or in this Summary Plan Description confers on you any rights of continued employment with the Company. Moreover, your participation in the Plan does not prohibit changes in the terms of, or the termination of, your employment by the Company.


1.       Who Can Participate
         -------------------

         As an employee of the Company, you are eligible to participate in the Plan ("eligible employee") provided that you are not (1) covered by a collective bargaining agreement, (2) a non-resident alien earning no U.S. source income or (3) a leased employee.

         If you were a participant as of September 30, 1994, you will remain a participant under this Plan. If you have completed one year of service and attained age 21 as of October 1, 1994, you are eligible to become a participant on October 1, 1994. If you become an eligible employee after October 1, 1994, you are eligible to become a participant in the Plan as of the January 1 or July 1 next following your:

         -  attainment of age 21; and

         -  completion of not less than one Year of Service.

For this purpose, a "year of service" is any computation period during which you complete at least 1,000 hours of service. A "computation period," in turn, is a 12-consecutive month period, which begins either on the date you join the Company or in any Plan Year starting after such date. An "Hour of Service" is, in general, an hour for which you are entitled to be paid by the Company.

In general, if you leave the Company after having become a participant, you will again become a participant immediately upon the entry date following your return to service at the Company.


2.       Elective Contribution Forms
         ---------------------------

         As a participant, you can elect to make contributions of a portion of your compensation to the Plan by completing and filing with the Company an Enrollment Form. Your completed Enrollment Form must indicate the percentage of your compensation you want to contribute to the Plan, as well as the way you want your contributions invested in the trust fund (see Section 6). You can begin making elective contributions as of the date on which you become a participant in the Plan. To do so, your completed Enrollment Form must be received by the Company at least 30 days prior thereto.


3.       Contributions
         -------------

         A.  Your Contributions
             ------------------

         You can elect to have from 2% to 15% of your compensation contributed to the Plan. Your contributions are based upon total compensation, which includes all compensation paid while a participant in the plan. In addition, if you are a highly compensated employee, your contributions may be restricted (see LIMITATIONS ON CONTRIBUTIONS, below).

         Your contributions are made through automatic payroll deductions every pay period. These contributions are considered to be the Company's contributions for federal income tax purposes, because they are made from your compensation before you receive it. Because of this, your contributions are not subject to current federal income tax. They are, however, subject to Social Security tax and certain state and local income taxes.


         B.  Matching Contributions
             ----------------------

         The Company may contribute for each participant a matching contribution equal to a percentage of the participant's elective contributions not to exceed 10 percent of compensation. The decision to make matching contributions and the amount of such contributions will be made each year by the Company. As a participant, you will share in the Company's matching contribution for any Plan Year provided you:

         - made elective contributions during the Plan Year and did not withdraw your contributions before December 31;

         - are still employed (or on an authorized leave of absence) by the Company on December 31 and completed at least 1,000 Hours of Service during the Plan Year; or

         -   died, retired or became disabled during the Plan Year.


         C.  Qualified Matching Contributions
             --------------------------------

         The Company may contribute for each non-highly compensated employee, or for any group of such employees, a "qualified matching contribution" equal to a percentage of the employee's elective contributions. The decision to make qualified matching contributions will be made each Plan Year by the Company. These amounts are used to satisfy certain non-discrimination tests and are nonforfeitable when made.


         D.  Qualified Non-Elective Contributions
             ------------------------------------

         The Company may contribute for each non-highly compensated employee or for any group of such employees, a "qualified non-elective contribution" in an amount to be determined by the Company. These amounts are used to satisfy certain non-discrimination tests and are nonforfeitable when made.

         E.  Rollover Contributions
             ----------------------

         If you were a participant in a former employer's qualified plan, and you are entitled to receive an "eligible rollover distribution" from that plan, you may, in accordance with the rules and procedures established by your former employer, elect to have all or a portion of the distribution paid to this Plan as a direct rollover. Also, if you have received an "eligible rollover distribution" from your former employer's qualified plan, you may, within 60 days of receiving the distribution, roll over all or a portion of that distribution to this Plan. In either case, you cannot roll over any portion of your distribution representing a return of your after-tax contributions. You may also roll over an amount from an individual retirement account, the assets of which are attributable SOLELY to a prior rollover of a qualified plan distribution. No portion of an individual retirement account to which you have contributed on a year to year basis can be rolled over to this Plan.


4.       Making Changes
         --------------

         After you choose your initial elective contribution percentage, you may increase or decrease it at the time permitted by the Company. Elective contribution percentage changes are made on forms available from the Company. This form must be completed and delivered to the Company according to dates established by the Company.


5.      Limitations on Contributions
        ----------------------------

        It is important to note that the total of your elective contributions in any year may not exceed the dollar limit for that year set by the Internal Revenue Service ("IRS"). The IRS limit may change from year to year. For 1994, the limit is $9,240.

         If your elective contributions to the Plan total more than the IRS limit for a year, these (together with any income attributable thereto) will be returned to you by April 15 of the following year. If you work for more than one employer, and your total elective contributions to this Plan and a 401(k) plan of another employer exceed the IRS limit for a year, you may request a withdrawal of such excess amount from this Plan no later than the first day in March of the following year. Excess elective contributions are taxable for the year contributed, but would not be subject to the 10% penalty tax on early withdrawals if distributed by the following April 15.

        If your annual compensation causes you to be classified as "highly compensated" under IRS regulations, your elective contributions to the Plan are monitored to ensure that you and other highly compensated participants do not set aside too much in relation to the contributions of other eligible employees. If you do, the excess will be repaid to you by the Plan. You will be notified if this applies to you.

         Aggregate contributions to the Plan and to other retirement plans in which you participate are subject to limitations imposed by the Internal Revenue Code and IRS Regulations. For example, the amount of annual compensation on which your elective contributions are based is limited to $150,000 for 1994. If you are affected by these restrictions, you will be notified.


6.       Trust Fund
         ----------

         Contributions made to the Plan are held in a trust fund. The trust assets do not belong to the Company, but are held for the exclusive benefit of Plan participants and beneficiaries. It is the duty of the Trustee to administer the trust fund.

         The Company will periodically transfer your elective contributions to the trust. These transfers will be made as soon as practicable after the elective contributions have been withheld from your compensation. The Company will transfer other Plan contributions to the trust at such times and in such amounts as it determines. Contributions are credited to your accounts as soon as the contributions have been received by the Trustee. Participant statements are produced quarterly.

         Your contributions are placed in an individual account established and maintained for you as a Plan participant by the Trustee. Your individual account is the sum of your:

         - Elective Contribution Account -- consisting of your elective contributions;

         - Qualified Non-Elective and Matching Contribution Account -- consisting of the Company's nonforfeitable non-elective and matching contributions;

         - Employer Contribution Account -- consisting of matching Company contributions with respect to a percentage of your compensation; and

         - Rollover Contribution Account -- consisting of amounts rolled over or transferred from other qualified plans or IRAs.

7.       Investments
         -----------

         The Plan Administrator will offer three or more investment funds for participants to select from. Your accounts will initially be invested in one or more of the investments as you select, on a form provided by the Company. You may, at the time permitted by the Company, change your election as to how contributions are to be invested, or elect to transfer the balances of your accounts among the investment funds. You made a change in investment elections, or an election to transfer account balances, in one of two ways. First, you may indicate the desired investment election change or account balance transfer on a change request form, provided to you by the Company. You file this form with The Barclay Group, Springhouse Corporate Center II, 323 Norristown Road, Ambler, PA 19002, attention: Customer Service. Second, you may request the investment election change or account balance transfer by calling The Barclay Group directly, at 1-800-543-1801 (toll free) on any business day from 8:30 a.m. to 7:00 p.m., identifying yourself by use of the PIN number given to you by The Barclay Group. You may obtain written confirmation of your initial investment election, or as to any change in investment election or account balance transfer that you direct, by calling Barclay at the above number, on any business day before 3:00 p.m.

         By providing you with the array of investment choices, combined with your ability to change the mix of those investments, it is intended that the Plan constitute a plan described in section 404(c) of the Employee Retirement Income Security Act, and Title 29 of the Code of Federal Regulations, section 2550.404c-1. It is further intended that the Plan Administrator, the Company and any other fiduciary of the Plan be relieved of liability for any losses which are the direct and necessary result of your investment instructions.


4.       Vesting
         -------

         Your interest in your Elective Contribution Account, Qualified Non-Elective and Matching Contribution Account and Rollover Contribution Account is 100% vested at all times. Your interest in your Matching Contribution Account will become vested according to the following schedule.


                                             Percentage
         Years of Service                      Vested
         ----------------                      ------

         less than 1                              0%
         1 but less than 2                       20%
         2 but less than 3                       40%
         3 but less than 4                       60%
         4 but less than 5                       80%
         5 or more                              100%

For this purpose, a "year of service" is a Plan Year in which you complete at least 1,000 hours of service. You will be credited here, with 190 hours for each month in which you complete at least 1 hour of service (as defined in Section 1 above). You will automatically become 100% vested in your Matching Contribution Account if, while you are employed by the Company, you attain age 65 or higher, die or become disabled. For this purpose, you are treated as "disabled" if the Company determines that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, which can be expected to result in death or to be for a continuous period of at least 12 months. Forfeitures resulting from a terminated participant's failure to be fully vested in the Company's Contribution will be used to reduce future contributions of the Company.

9.       Break In Service Rules
         ----------------------

         A one year Break in Service occurs in any Plan Year during which you do not have more than 500 Hours of Service. Years of Service prior to the Breaks in Service shall not be taken into account if you have no vested interest in your Matching Contribution Account and the number of consecutive Breaks in Service equals or exceeds the greater of (1) the aggregate number of Years of Service (excluding Years of Service not required to be taken into account by reason of any prior Breaks in Service), or (2) five.

         If you return to the Company before 5 one year Breaks in Service, your nonvested account balance will be restored, provided you repay to the Plan any vested amount distributed to you. If you forfeit any of the nonvested portion of your Matching Contribution account balance, such forfeiture will be used to reduce employer contributions.


10.      Receiving Money While Employed
         ------------------------------

         While you are employed by the Company, there are several ways for you to receive money from the Plan - through hardship withdrawals of contributions, through loans, or because you have attained age 65 or 70-1/2. Please note, hardship withdrawals may be subject to an early distribution tax penalty.

         A.  Hardship Withdrawals
             --------------------

         You may receive all or part of your Elective Contribution Account and the vested portion of your Employer Account if you incur a "hardship." However, earnings on elective contributions cannot be withdrawn. A hardship withdrawal may be made only if it is both on account of your immediate and heavy financial need of and is necessary to meet such financial need. A withdrawal will be deemed to be made on account of an immediate and heavy financial need only if the withdrawal is used:

         (1) to pay medical expenses, within the meaning of Section 213(d) of the Internal Revenue Code, incurred or to be incurred by you, your spouse, or any of your dependents;

         (2) for costs directly related to the purchase (excluding mortgage payments) of your principal residence;

         (3) to pay tuition and related educational fees for the next 12 months of post-secondary education for you, your spouse, children, or dependents; or

         (4) to prevent your eviction from your principal residence or foreclosure of the mortgage on your principal residence.

         A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need if the amount of the withdrawal does not exceed the amount required to relieve the financial need. For this purpose, the amount of the financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the hardship withdrawal.

         To receive a hardship withdrawal, the following conditions apply:

         (1) you have received all withdrawals and distributions, other than hardship withdrawals, and all non-taxable loans currently available under all plans maintained by the Company;

         (2) your elective contributions under this Plan and your contributions under any other plan of the Company will be suspended for at least 12 months after the receipt of the hardship distribution; and

         (3) your elective contributions to the Plan for your taxable year immediately following the taxable year of the hardship withdrawal is limited to the excess of (a) the annual limit on elective contributions for such next taxable year over (b) the amount of your elective contributions for the taxable year of the hardship withdrawal.

You may apply for a hardship withdrawal by filing a written request with the Company.

         B.  Withdrawals at Age 65
             ---------------------

         You may take a withdrawal of all or a portion of your vested accounts at any time after you reach age 65 by filing a written request with the Company.

         C.  Distributions at Age 70-1/2
             ---------------------------

         If you remain in employment with the Company until age 70-1/2, then the distributions of your vested accounts must be made by the April 1st following the calendar year in which you attain age 70-1/2. If you are affected by this rule, you will be notified at the appropriate time.

         D.  Plan Loans
             ----------

         You may apply to the Company for a loan from the Plan. Your application must be in writing on forms which the Company will provide to you. The Company may also request that you provide additional information, such as financial statements, tax returns and credit reports. After considering your application, the Company may, in its discretion, determine that you qualify for the loan. The Company will inform the Trustee that you qualify.

         Loan Requirements
         -----------------
         There are various rules and requirements that apply for any loan. These rules are outlined in this section. In addition, the Company has established a written loan program which explains these requirements in more detail. You can request a copy of the loan program from the Company. Generally, the rules for loans include the following:

         - Loans must be made available to all participants on a uniform and non-discriminatory basis.

         - All loans must be adequately secured. To obtain a Plan loan, you must pledge a security interest in 50% of your vested account balance under the Plan. The Company also requires that repayments on the loan obligation be by payroll deduction.

         - The interest rate applied to all loans will be based on the bank's interest rates.

         - All loans must have a definite repayment period which provides for payments to be made not less frequently than quarterly, and for the loan to be amortized on a level basis over a reasonable period of time, not to exceed five years. However, if you use the loan to acquire your principal residence, you may repay the loan over a reasonable period of time that may be longer than five years.

         - All loans will be considered a directed investment from your account under the Plan. All payments of principal and interest by you on a loan will be credited to your account.

         - The amount the Plan may loan to you is limited by rules under the Internal Revenue Code. Any new loan will be limited to the lesser of:

           - $50,000, reduced by the excess (if any) of (1) the highest outstanding balance of any other loans from the Plan during the one-year period prior to the date of the new loan over (2) the outstanding balance of any other loans from the Plan on the date of the new loan; or

           -  1/2 of your vested account balances.

        -  No loan in an amount less than $1,000 will be made.

        - If you fail to make payments when they are due under the loan, you will be considered to be "in default." The Trustee would then have authority to take all reasonable actions to collect the balance owing on the loan. This could include filing a lawsuit or foreclosing on the security for the loan. Under certain circumstances, a loan that is in default may be considered a distribution from the Plan, and could result in taxable income to you. In any event, your failure to repay a loan will reduce the benefit you would otherwise be entitled to from the Plan.

        - If the Plan is sponsored by a sole proprietorship, a partnership or an S Corporation and you own more than 10 percent of the partnership or more than five percent of the stock of the S Corporation, you or a member of your family are not eligible for a loan from the Plan.

11.     Plan Distributions
        ------------------

        If you retire or otherwise separate from service with the Company, other than by reason of death, the balance of your vested Plan accounts becomes distributable to you. Such balance may be distributed to you in one of the following ways:

        A.  single sum; or

        B.  purchase of an annuity.

If you do not properly elect to receive an optional method of payment, the form of payment will be as follows. If you are not married on the date your pension begins, your form of payment will be the single-life form - a monthly pension payable to you for the rest of your lifetime with no payments continuing to anyone else after your death. If you are married on the date your pension begins, your form of payment will be the Qualified Joint and Survivor form - a reduced monthly pension payable for your lifetime. After your death, your spouse at the time of your first pension payment will receive 50% of your reduced monthly pension for the rest of his or her life. In lieu of the Qualified Joint and Survivor Annuity form of payment a participant, during the 90-day period ending on the date his or her payment beings, may elect to receive monthly amount in the form of a single-life annuity or other optional form of payment discussed above; provided, however, that no such election shall take effect unless the spouse of the participant consents in writing to such election.

         If your account balance is $3,500 or less at the time you separate from service, you will automatically receive a lump-sum cash payment as soon as practicable after such date. If your account balance exceeds $3,500 then no distributions may be made to you from your accounts unless you consent to the distribution, in writing, within the 30 day period ending on the day the distribution is to be made. The Company will furnish you with a written explanation of your right to defer your distribution until age 70-1/2 and the effect of the deferral.

         If an immediate distribution of your accounts cannot be made to you because you did not consent to the distribution, distribution of your vested accounts will be made as soon as practicable after the earliest to occur of
(a) the date on which you attain age 65, (b) the date of your death, or (c) the date on which the Company receives written notice from you requesting and consenting to, an immediate distribution of the total balance of your vested accounts. The distribution will be made in the form of a single lump-sum cash payment. This payment will be equal to the balance of your vested Plan accounts at the time the payment is made.

12.     Distribution Upon Death
        -----------------------

        A.  Designation of Beneficiary
            --------------------------

        When you enroll in the Plan, you should complete the beneficiary designation form which is provided by the Company. Your beneficiary will always be your spouse unless:

        -  you do not have a spouse, or

        -  you designate a beneficiary other than your spouse.

If you are married, in order to designate a nonspouse beneficiary, you must obtain the written notarized consent of your spouse on the beneficiary designation form.

         If you fail to designate a beneficiary, or if no designated beneficiary survives you payment will be made to your spouse, if any. If there is no spouse, your beneficiary will be the personal representative of your estate, or if no personal representative exists, to any person determined by a court to be your beneficiary for this purpose.

         B.  Death Prior to Commencement of Benefit Payment
             ----------------------------------------------

         If you die while you are in service with the Company, or after your service has terminated but prior to the distribution of your Plan account balances, then your accounts will be distributed to your beneficiary as soon as practicable after your death. The distribution will be made in the form of a single-lump sum cash payment, in an amount equal to the balance of your Plan accounts at the time the payment is made.

         C.  Death After Commencement of Benefit Payments
             --------------------------------------------

         If distribution of your interest has begun in monthly installments and you die before your entire interest has been distributed to you, then the remaining portion of your benefit payments shall be distributed at least as rapidly as under the method of periodic distribution being used at the time of your death.

13.     Taxation of Distribution
        ------------------------

        Under current law, you defer paying federal income taxes on all contributions to the Plan until your account balances are distributed. Investment earnings accumulating in the Plan also are not taxed until they are paid out to you. All distributions from the Plan, including in-service hardship withdrawals, in-service withdrawals after age 59-1/2 and distributions because of separation from service, retirement, or death, will be subject to taxes. You are required to pay Federal income tax in the year you receive a distribution. Federal income tax will be withheld at the rate of 20% unless your distribution is transferred directly to an IRA or another qualified plan. The Internal Revenue Code also imposes a 10-percent penalty on the amount of all early distributions. The following are early distributions:

         -  in-service withdrawals prior to age 59-1/2; or

         - distributions in case of separation from service prior to age 55, unless the distribution is on account of death or disability.

         If you wish to defer federal income taxes on your distribution, you may roll your funds into an Individual Retirement Account (IRA), or to another employer's plan (for example, a 401(k) plan, a pension plan or a profit sharing plan), if permitted.

         More details concerning your options and federal income tax treatment will be provided before you receive your distribution. Since the tax laws are complicated and are subject to change, we recommend that you consult your tax advisor before receiving a hardship withdrawal or any distribution.

14.      Benefits Not Assignable
         -----------------------

         No benefit under the Plan may be assigned or pledged as collateral or security for a loan (other than certain plan loans described above) nor may any benefit be subject to your debts or to other legal obligations. There is an exception, however, to this rule. The Plan Administrator may be required by law to recognize obligations you incur as a result of court ordered property settlement, child support or alimony payments. The Plan Administrator must honor a "qualified domestic relations order." A "qualified domestic relations order" is defined as a decree or order issued by a court that provides for property settlement in connection with a divorce or separation, that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child or other dependent. If a qualified domestic relations order is received by the Plan Administrator, all or a portion of your benefits may be used to satisfy the obligation. The Plan Administrator will determine the qualification of any domestic relations order received.

15.      Claims Procedure
         ----------------

         All claims for benefits under the Plan should be filed with the Plan Administrator. If a request for a distribution or withdrawal is denied, you are entitled to a full review of your claim by the Plan Administrator. The steps in the review process are outlined below.

         A.  If A Clam is Denied:
             --------------------

         You will normally receive a written notification of the denial within 60 days after filing your claim. The notice explains:

         -  the reason(s) for the denial;

         - the Plan provisions on which it is based, any additional material or information needed to make the claim acceptable and the reason it is necessary; and

         -  the procedure for requesting a review.

If special circumstances require more than 60 days for processing the claim, you will be notified of that fact, in writing, within 60 days of filing. The notice you receive will:

         -  explain what special circumstances make an extension necessary; and

         -  indicate the date a final decision is expected to be made.

The extension may be made for an additional 60 days. If you receive no response of any kind within 60 days after filing a claim, you should consider the claim denied. You may proceed to Step B, just as though you had received a denial notice.

        B.  Within 60 Days After Receiving a Denial Notice
            You or Your Authorized Representative May:
            ----------------------------------------------

        - submit a written request to the Plan Administrator for a review of the denial;

        -   look at relevant documents; and

        -   submit issues and comments in writing.

A decision on the denial normally will be made within 60 days after the request for a review is received. You will receive a copy of the decision, in writing, including the specific reasons for it and references to the Plan provisions on which it is based.

         If special circumstances require review period of longer than 60 days, the time for making a final decision may be extended. However, the total review period cannot be longer than 120 days.

16.      Account Statements
         ------------------

         You will receive statements of your account balance at least quarterly, which will include the following information:

         -   the amount of money you contributed;

         -   the amount of money the Company contributed;

         -   the amount of money you rolled over, if any;

         -   the earnings or losses on these contributions;

         -   the specific funds in which your accounts are invested;

         -   the total market value of your account;

         -   the administration fees, if any; and

         -   the amount of distributions.

17.      Plan Administration
         -------------------

         The administration of the Plan is supervised by the Company as the Plan Administrator.

18.      Pension Benefit Guaranty Corporation
         ------------------------------------

         Because the Plan is an individual account plan, its benefits are not guaranteed by the Pension Benefit Guaranty Corporation or any other federal agency.

19.      Top-Heavy Rules
         ---------------

         The Internal Revenue Code requires plans that are "top-heavy" to meet certain special requirements. While this Plan is not now "top-heavy," the Department of Labor requires that we provide you with a brief statement of these special requirements.

         A Plan is deemed to be "top-heavy" if adjusted account balances attributable to "key employees" under the Plan (plus all other retirement plans of the Company) equal more than 60 percent of the total adjusted account balances for all participants. In general, "key employees" are certain officers and shareholders of the Company and its subsidiaries or divisions.

         If the Plan becomes "top-heavy," we will advise you. In that case, a minimum contribution may be required for all non-key employees employed on the last day of the Plan year who are eligible to participate at any time during the Plan year, even if they are credited with less than 1,000 hours of service in the Plan year.

20.     Amendment and Termination
        -------------------------

        The Board of Directors of the Company established the Plan with the intent of being maintained indefinitely. However, the Board of Directors of the Company has the right to amend, modify or terminate the Plan at any time. In no event will an amendment have the effect of reducing your account balances.

        If the Plan is terminated, all contributions will be discontinued. You will automatically become fully vested in your Plan accounts. All funds will continue to be held in the trust until distributions are otherwise required to be made, unless an earlier distribution is directed by the Company.

21.      Your Rights Under ERISA
         -----------------------

         As a participant in the Plan you are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA gives all Plan participants the right to:

         - Examine, without charge, at the office of the Plan Administrator and at other specified locations, such as your personnel office, all Plan documents, including copies of all documents filed by the Plan with the U.S. Department of Labor such as detailed annual reports and this summary plan description.

         - Obtain copies of certain Plan documents and other Plan information upon written request to the Company. The Company may make reasonable charge for the copies.

         - Receive a summary each year of the Plan's annual financial report. The Company is required by law to furnish each participant with a copy of this summary annual report.

         - Obtain a statement telling you what benefits you would receive if you terminated employment. The Plan must provide the statement free of charge.

         In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of an employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the best interest of you and other Plan participants and beneficiaries. No one, including your Employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or from exercising your rights under ERISA.

         If your request for a benefit under this Plan is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have your claim reviewed and reconsidered.

         Under ERISA, there are steps you can take to enforce your rights. For example, if you request materials from the Plan and do not receive them within 30 days, you may choose to file suit in a federal court. In such case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If your request for benefits is denied or ignored, in whole or in part, you may choose to file suit in a state or federal court.

         If it should happen that the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, or if you have any questions about this statement or about your rights under ERISA you may seek assistance from the nearest area office of the Labor-Management Services Administration, U.S. Department of Labor, or you may choose to file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim frivolous.

22.      General Information
         -------------------

Name of Plan:               Dicks Clothing and Sporting Goods, Inc. Associate
                            Savings & Retirement Plan

Plan Number:                003

Plan Year:                  January 1 through December 31

Employer and Plan Sponsor:  Dicks Clothing and Sporting Goods, Inc.
                            400 Cherrington Parkway
                            Coraopolis, PA 15108

Employer Identification Number (EIN):  15-0556036

Plan Administrator:         Dicks Clothing and Sporting Goods, Inc.
                            400 Cherrington Parkway
                            Coraopolis, PA 15108
                            (412) 269-4400

Attention:                  Wendy Lucas

Type of
Administration:             Self-administered

Trustee:                    Capital Guardian Trust Company
                            135 South State College Boulevard
                            Brea, CA 92621

Agent for Legal Service:    Dicks Clothing and Sporting Goods, Inc.
                            400 Cherrington Parkway
                            Coraopolis, PA 15108

Fund Investment:            American Funds Distributors, Inc.
                            135 South State College Boulevard
                            Brea, CA 92621